NEWS RELEASE

October 25, 2016

NCR Announces Third Quarter 2016 Results

•	Q3 revenue and earnings better than expected led by accelerating revenue growth and an improved operating margin; Revenue up 4% as reported and up 10% excluding FX and the IPS divestiture

•
Software revenue up 8%, driven by software license growth of 25% and cloud growth of 7%; Net annual contract value for cloud of $15 million in Q3, a leading indicator of future cloud revenue, up from $5 million in the prior year

•	GAAP diluted EPS of $0.69 in Q3 up from prior year Q3 of $0.59, an increase of 17%; Non-GAAP diluted EPS of $0.87 up from prior year Q3 of $0.78, an increase of 14% constant currency

•	Cash flow from operations of $225 million, up 32%; Free cash flow of $153 million, up 44%

•	2016 full year revenue and non-GAAP earnings guidance raised and cash flow guidance reaffirmed

DULUTH, Ga. - NCR Corporation (NYSE: NCR) reported financial results today for the three months ended September 30, 2016. Third quarter 2016 revenue of $1.68 billion was up 4% year-over-year. Excluding the impact of foreign currency and adjusted for the Interactive Printer Solutions (IPS) divestiture, third quarter 2016 revenue was up 10%. Third quarter 2016 GAAP diluted EPS of $0.69 was up from $0.59 in the third quarter in 2015. Third quarter 2016 diluted EPS (non-GAAP) of $0.87 was up from $0.78 in the third quarter in 2015. Third quarter 2016 diluted EPS included $0.02 of negative impact relating to unfavorable foreign currency.

“Today we are increasing our full year 2016 revenue and non-GAAP earnings guidance due to accelerating revenue trends, ongoing improvement in execution, and the benefits of our global Omni-Channel leadership position,” said Chairman and CEO Bill Nuti. “We delivered an impressive third quarter that included top line growth across all our business segments as well as strong cash flow generation. Software revenue growth accelerated due to solid growth in cloud and software license.  In our Services business, revenues continue to grow and we are hard at work executing efficiency programs that will drive improved customer success and margin performance over the long-term. Hardware had a terrific quarter as we began delivering our new ATM and Branch products, while store transformation momentum continued to drive self-checkout volumes. Overall, we enter the fourth quarter with confidence in our business, strategy, and market position.”

In this release, we use certain performance metrics as well as certain non-GAAP measures, including presenting certain measures on a constant currency and adjusted constant currency basis. The performance metrics include net annual contract value, and the non-GAAP measures include free cash flow and others with the words “non-GAAP” or “adjusted” in their titles. The performance metrics are listed and described, and the non-GAAP measures are listed, described and reconciled to their most directly comparable GAAP measures, under the heading “Performance Metrics and Non-GAAP Financial Measures” later in this release. Additionally, effective January 1, 2016, NCR began management of its business on a solution basis, changing from the previous model of management on a line of business basis, which resulted in a corresponding change to our reportable segments. Prior results have been recast under the new segment model for comparison purposes.

Third Quarter 2016 Operating Results

Revenue
Third quarter revenue of $1.68 billion was up 4% year-over-year. On an adjusted constant currency basis, third quarter revenue was up 10%. Foreign currency fluctuations and the IPS divestiture had an unfavorable impact on the revenue comparison of zero and 6%, respectively. The following table shows the revenue by segment for the third quarter:

	Third Quarter
$ in millions	2016	2015	% Change	% Change Adjusted Constant Currency
Software License	$90	$72	25%	26%
Software Maintenance	92	86	7%	7%
Cloud	142	133	7%	6%
Professional Services	144	143	1%	—%
Software Revenue	$468	$434	8%	7%

Services Revenue	$591	$563	5%	6%

ATM	$324	$291	11%	11%
SCO	104	56	86%	86%
POS	185	183	1%	2%
IPS	5	86	(94%)	(14%)
Hardware Revenue	$618	$616	—%	16%

Total Revenue	$1,677	$1,613	4%	10%

Gross Margin
Third quarter gross margin of $477 million increased 4% from $457 million. Third quarter gross margin (non-GAAP) of $491 million increased 4% from $473 million. The improvements in gross margin were primarily driven by higher Software revenue and Services gross margin rate expansion.

Expenses
Third quarter operating expenses of $288 million decreased from $289 million. Third quarter operating expenses (non-GAAP) of $261 million increased from $259 million.

Operating Income
Third quarter operating income of $189 million increased 13% from $168 million. Third quarter operating income (non-GAAP) of $230 million increased 7% from $214 million.

Other (Expense)
Third quarter other (expense) and other (expense) (non-GAAP) were each $49 million, or flat year-over-year.

Income Tax Expense
Third quarter income tax expense of $31 million increased from $16 million. Third quarter income tax expense (non-GAAP) of $44 million increased from $30 million. In the third quarter of 2015, income tax expense benefited from audit settlements in foreign jurisdictions.

Net Income from Continuing Operations Attributable to NCR
Third quarter net income from continuing operations attributable to NCR of $107 million increased from $102 million. Third quarter net income from continuing operations attributable to NCR (non-GAAP) of $135 million increased from $134 million.

Cash Flow
Third quarter cash provided by operating activities of $225 million increased from $170 million. Free cash flow was $153 million in the third quarter of 2016 as compared to $106 million in the third quarter of 2015. The increases were due to higher operating income and improved working capital.

2016 Outlook

We are increasing our 2016 revenue and non-GAAP earnings guidance. We now expect revenue to be $6.47 billion to $6.50 billion (previous guidance of $6.325 billion to $6.400 billion), due to higher expected revenue in all segments and a decrease in the expected negative impact of foreign currency on revenue from $70 million to $50 million.

We now expect GAAP diluted earnings per share to be $2.25 to $2.30 (previous guidance of $2.25 to $2.35) and non-GAAP diluted earnings per share to be $2.97 to $3.02 (previous guidance of $2.90 to $3.00). The expected negative impact of foreign currency on earnings per share remains unchanged at $0.08. The operating income flow through on the higher revenue is partially offset by higher expenses in the fourth quarter of 2016. The expense increase is primarily due to lower employee related expenses in the prior year fourth quarter. For 2015, the actuarial mark-to-market pension adjustment is included in GAAP diluted earnings per share; however, 2016 guidance does not include actuarial mark-to-market pension adjustments, which will be determined in the fourth quarter of 2016.

We are reaffirming our free cash flow guidance. We continue to expect net cash provided by operating activities to be $675 million to $725 million and free cash flow to be $425 million to $475 million.

Fourth Quarter 2016 Outlook

For the fourth quarter of 2016, revenue is expected to be $1.729 billion to $1.759 billion, GAAP diluted earnings per share is expected to be $0.87 to $0.92, and non-GAAP diluted earnings per share is expected to be $1.01 to $1.06. The fourth quarter 2016 guidance includes an expected foreign currency benefit of $5 million for revenue and no impact on earnings per share. For the fourth quarter of 2015, the actuarial mark-to-market pension adjustment is included in GAAP diluted earnings per share; however, the fourth quarter of 2016 guidance does not include actuarial mark-to-market pension adjustments, which will be determined in the fourth quarter of 2016.

NCR will provide additional information regarding its 2016 guidance during its third quarter earnings conference call and webcast.

2016 Third Quarter Earnings Conference Call

A conference call is scheduled for today at 4:30 p.m. (EDT) to discuss the third quarter 2016 results and guidance for fourth quarter and full-year 2016. Access to the conference call and accompanying slides, as well as a replay of the call, are available on NCR's web site at http://investor.ncr.com/. Additionally, the live call can be accessed by dialing 866-379-5914 and entering the participant passcode 95343549.

More information on NCR’s Q3 2016 earnings, including additional financial information and analysis, is available on NCR’s Investor Relations website at http://investor.ncr.com/.

About NCR Corporation

NCR Corporation (NYSE: NCR) is the global leader in omni-channel solutions, turning everyday interactions with businesses into exceptional experiences. With its software, hardware, and portfolio of services, NCR enables nearly 550 million transactions daily across the financial, retail, hospitality, travel, telecom and technology industries. NCR solutions run the everyday transactions that make your life easier.

NCR is headquartered in Duluth, Georgia with over 32,000 employees and does business in 180 countries. NCR is a trademark of NCR Corporation in the United States and other countries. NCR encourages investors to visit its web site which is updated regularly with financial and other important information about NCR.

Web site: www.ncr.com
Twitter: @NCRCorporation
Facebook: www.facebook.com/ncrcorp
LinkedIn: http://linkd.in/ncrgroup
YouTube: www.youtube.com/user/ncrcorporation

News Media Contact
Scott Sykes
NCR Corporation
212.589.8428
scott.sykes@ncr.com

Investor Contact
Michael Nelson
NCR Corporation
678.808.6995
michael.nelson@ncr.com

Note to Investors This release contains forward-looking statements. Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “believe,” “will,” “should,” “would,” “could” and words of similar meaning. Statements that describe or relate to NCR’s plans, goals, intentions, strategies or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. The forward-looking statements in this release include statements about the reasons for increasing NCR’s full year 2016 revenue and earnings guidance, including with respect to accelerating revenue trends, ongoing improvement in execution and NCR’s Omni-Channel Software, Channel Transformation and Digital Enablement leadership; cost and efficiency improvements in NCR’s Services business and their expected benefits, including with respect to margin performance; trends in store automation and the self-checkout market and their effects on NCR’s Hardware business; NCR’s business momentum in the fourth quarter of 2016; NCR’s omni-channel strategy and its expected benefits; market and economic conditions affecting NCR and its business and NCR's full-year and fourth quarter financial outlook (including the section entitled "2016 Outlook") and the expected type and magnitude of the non-operational adjustments included in any forward-looking non-GAAP measures. Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of NCR's control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors relating to: domestic and global economic and credit conditions including, in particular, market conditions and spending trends in the financial services industry, fluctuations in oil and commodity prices and their effects on local, regional and global market conditions, economic and market conditions in Russia, China and emerging markets, and the determination by Britain to exit the European Union and further potential changes in Eurozone participation; the impact of our indebtedness and its terms on our financial and operating activities; the impact of the terms of our strategic relationship with Blackstone and our Series A Convertible Preferred Stock; foreign currency fluctuations; our ability to successfully introduce new solutions and compete in the information technology industry; the transformation of our business model and our ability to sell higher-margin software and services; our ability to improve execution in our sales and services organizations; defects or errors in our products or problems with our hosting facilities; compliance with data privacy and protection requirements; manufacturing disruptions; collectability difficulties in subcontracting relationships in Emerging Industries; the historical seasonality of our sales; the availability and success of acquisitions, divestitures and alliances, including the divestiture of our Interactive Printer Solutions business; our pension strategy and underfunded pension obligation; the success of our ongoing restructuring plan; tax rates; reliance on third party suppliers; development and protection of intellectual property; workforce turnover and the ability to attract and retain skilled employees; environmental exposures from our historical and ongoing manufacturing activities; and uncertainties with regard to regulations, lawsuits, claims and other matters across various jurisdictions. Additional information concerning these and other factors can be found in the Company's filings with the U.S. Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Performance Metrics and Non-GAAP Financial Measures

Performance Metrics. The term “net annual contract value” or “net ACV” for any particular period means NCR’s net bookings for cloud revenue during the period, and is calculated as twelve months of expected subscription revenues under new cloud contracts during such period less twelve months of subscription revenues under cloud contracts that expired or were terminated during such period.

Non-GAAP Financial Measures. While NCR reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, in this release NCR also uses the non-GAAP measures listed and described below.

Diluted EPS (non-GAAP), Gross Margin (non-GAAP), Operating Expenses (non-GAAP), Operating Income (non-GAAP), Other (Expense) (non-GAAP), Income Tax Expense (non-GAAP), and Net Income Attributable to Continuing Operations (non-GAAP). NCR’s diluted earnings per share (non-GAAP), gross margin (non-GAAP), operating expenses (non-GAAP), operating income (non-GAAP), other (expense) (non-GAAP), income tax expense (non-GAAP), and net income attributable to continuing operations (non-GAAP) are determined by excluding pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits and other special items, including amortization of acquisition related intangibles, from NCR’s GAAP earnings per share, gross margin, expenses, income (loss) from operations, other (expense), income tax expense and net income attributable to continuing operations, respectively.

Due to the non-operational nature of these pension and other special items, NCR's management uses these non-GAAP measures to evaluate year-over-year operating performance. NCR also uses operating income (non-GAAP) and diluted EPS (non-GAAP), to manage and determine the effectiveness of its business managers and as a basis for incentive compensation. NCR believes these measures are useful for investors because they provide a more complete understanding of NCR's underlying operational performance, as well as consistency and comparability with NCR's past reports of financial results.

Free Cash Flow. NCR defines free cash flow as net cash provided by/used in operating activities and cash flow provided by/used in discontinued operations less capital expenditures for property, plant and equipment, additions to capitalized software, discretionary pension contributions and pension settlements. NCR's management uses free cash flow to assess the financial performance of the Company and believes it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures which can be used for, among other things, investment in the Company's existing businesses, strategic acquisitions, strengthening the Company's balance sheet, repurchase of Company stock and repayment of the Company's debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. Free cash flow does not have a uniform definition under GAAP and, therefore, NCR's definition may differ from other companies' definitions of this measure.

Constant Currency, IPS Divestiture and Adjusted Constant Currency. NCR presents certain financial measures, such as period-over-period revenue growth, on a constant currency basis, which excludes the effects of foreign currency translation by translating prior period results at current period monthly average exchange rates. Due to the overall variability of foreign exchange rates from period to period, NCR’s management uses constant currency measures to evaluate period-over-period operating performance on a more consistent and comparable basis. NCR also presents certain financial measures on an adjusted constant currency basis, which excludes both the effects of foreign currency translation, as described above, and the results of NCR’s Interactive Printer Solutions (IPS) business for the comparable prior period after completion of the sale of the business (which results were previously included in NCR’s Hardware segment). NCR completed the sale of all but the Middle East and Africa assets of its Interactive Printer Solutions (IPS) division to Atlas Holdings LLC on May 27, 2016. NCR’s management believes that presentation of financial measures without these results is more representative of the company's period-over-period operating performance, and provides additional insight into historical and/or future performance, which may be helpful for investors.

NCR's definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP. These non-GAAP measures are reconciled to their most directly comparable GAAP measures in the tables below or, in the case of quarterly free cash flow, in the body of this release.

Reconciliation of Gross Margin (GAAP) to Gross Margin (non-GAAP)

$ in millions	Q3 2016 Actual	Q3 2015 Actual
Gross Margin (GAAP)	$477	$457
Acquisition-related amortization of intangibles	14	15
Pension mark-to-market adjustments	—	1
Operating Gross Margin (Non-GAAP)	$491	$473

Reconciliation of Operating Expenses (GAAP) to Operating Expenses (non-GAAP)

$ in millions	Q3 2016 Actual	Q3 2015 Actual
Operating Expenses (GAAP)	$288	$289
Restructuring/Transformation Costs	(8)	(12)
Acquisition-related amortization of intangibles	(17)	(16)
Acquisition-related costs	(2)	(2)
Operating Expenses (Non-GAAP)	$261	$259

Reconciliation of Income from Operations (GAAP) to Operating Income (non-GAAP)

$ in millions	Q3 2016 Actual	Q3 2015 Actual
Income from Operations (GAAP)	$189	$168
Restructuring/Transformation Costs	8	12
Acquisition-related costs	2	2
Acquisition-related amortization of intangibles	31	31
Pension mark-to-market adjustments	—	1
Operating Income (Non-GAAP)	$230	$214

Reconciliation of Income Tax Expense (GAAP) to Income Tax Expense (non-GAAP)

$ in millions	Q3 2016 Actual	Q3 2015 Actual
Income Tax Expense (GAAP)	$31	$16
Restructuring/Transformation Costs	1	4
Acquisition-related costs	1	—
Acquisition-related amortization of intangibles	11	10
Income Tax Expense (Non-GAAP)	$44	$30

Reconciliation of Net Income from Continuing Operations Attributable to NCR (GAAP) to
Net Income from Continuing Operations Attributable to NCR (non-GAAP)

$ in millions	Q3 2016 Actual	Q3 2015 Actual
Net Income from Continuing Operations Attributable to NCR (GAAP)	$107	$102
Restructuring/Transformation Costs	7	8
Acquisition-related costs	1	2
Acquisition-related amortization of intangibles	20	21
Pension mark-to-market adjustments	—	1
Net Income from Continuing Operations Attributable to NCR (Non-GAAP)	$135	$134

Reconciliation of Diluted Earnings Per Share (GAAP) to Non-GAAP Diluted Earnings Per Share (non-GAAP)

	Q3 2016 Actual	Q3 2015 Actual	2016 Guidance (2)	Q4 2016 Guidance (2)
Diluted Earnings Per Share (GAAP) (1)	$0.69	$0.59	$2.25 - $2.30	$0.87 - $0.92
Restructuring/Transformation Costs	0.05	0.05	0.14	0.01
Acquisition-related amortization of intangibles	0.12	0.12	0.53	0.13
Acquisition-related costs	0.01	0.01	0.02	—
Divestiture and liquidation losses	—	—	0.03	—
Pension mark-to-market adjustments	—	0.01	—	—
Non-GAAP Diluted Earnings Per Share (non-GAAP) (1)	$0.87	$0.78	$2.97 - $3.02	$1.01 - $1.06

(1)
GAAP and non-GAAP diluted EPS are determined using the most dilutive measure, either including the impact of dividends on the Company's Series A Convertible Preferred Stock in the calculation of net income or loss available to common stockholders or including the impact of the conversion of the Series A Convertible Preferred Stock into common stock in the calculation of the weighted average diluted shares outstanding. Therefore, GAAP diluted EPS and non-GAAP diluted EPS may be calculated using different methods, and may not mathematically reconcile.

(2)
Except for the adjustments noted herein, this guidance does not include the effects of any future acquisitions/divestitures, restructuring activities, pension mark-to-market adjustments, taxes or other events, which are difficult to predict and which may or may not be significant. The diluted earnings per share (GAAP) guidance has been updated to include the expected impact of divestitures and liquidation losses.

Reconciliation of Net Cash Provided by Operating Activities (GAAP) to Free Cash Flow (non-GAAP)

$ in millions	Q3 2016 Actual	Q3 2015 Actual	2016 Guidance
Net cash provided by operating activities	$225	$170	$675 - $725
Total capital expenditures	(62)	(54)	(220)
Net cash used in discontinued operations	(10)	(10)	(30)
Free cash flow	$153	$106	$425 - $475

Reconciliation of Revenue Growth % (GAAP) to
Revenue Growth Adjusted Constant Currency % (non-GAAP)

	Three months ended September 30, 2016
	Revenue Growth % (GAAP)	Favorable (unfavorable) FX impact	Divestiture impact	Revenue Growth Adjusted Constant Currency % (non-GAAP)
Software License	25%	(1)%	—%	26%
Software Maintenance	7%	—%	—%	7%
Cloud	7%	1%	—%	6%
Professional Services	1%	1%	—%	—%
Software	8%	1%	—%	7%
Services	5%	(1)%	—%	6%
ATMs	11%	—%	—%	11%
SCO	86%	—%	—%	86%
POS	1%	(1)%	—%	2%
IPS	(94)%	—%	(80)%	(14)%
Hardware	—%	(1)%	(15)%	16%
Total Revenue	4%	—%	(6)%	10%

	Nine months ended September 30, 2016
	Revenue Growth % (GAAP)	Favorable (unfavorable) FX impact	Divestiture impact	Revenue Growth Adjusted Constant Currency % (non-GAAP)
Software	4%	—%	—%	4%
Services	5%	(2)%	—%	7%
Hardware	(5)%	(1)%	(7)%	3%
Total Revenue	1%	(1)%	(3)%	5%

NCR CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (in millions, except per share amounts)	Schedule A

	For the Periods Ended September 30
	Three Months		Nine Months
	2016	2015	2016	2015
Revenue
Products	$708	$688	$1,932	$1,995
Services	969	925	2,809	2,698
Total Revenue	1,677	1,613	4,741	4,693
Cost of products	528	512	1,487	1,539
Cost of services	672	644	1,951	2,161
Total gross margin	477	457	1,303	993
% of Revenue	28.4%	28.3%	27.5%	21.2%
Selling, general and administrative expenses	225	224	678	788
Research and development expenses	56	53	159	175
Restructuring-related charges	7	12	13	33
Income (loss) from operations	189	168	453	(3)
% of Revenue	11.3%	10.4%	9.6%	(0.1)%
Interest expense	(41)	(42)	(130)	(131)
Other (expense), net	(8)	(7)	(33)	(14)
Total other (expense), net	(49)	(49)	(163)	(145)
Income (loss) before income taxes and discontinued operations	140	119	290	(148)
% of Revenue	8.3%	7.4%	6.1%	(3.2)%
Income tax expense	31	16	75	50
Income (loss) from continuing operations	109	103	215	(198)
Loss from discontinued operations, net of tax	(2)	(4)	(2)	(4)
Net income (loss)	107	99	213	(202)
Net income attributable to noncontrolling interests	2	1	—	4
Net income (loss) attributable to NCR	$105	$98	$213	$(206)
Amounts attributable to NCR common stockholders:
Income (loss) from continuing operations	$107	$102	$215	$(202)
Dividends on convertible preferred stock	(13)	—	(37)	—
Income (loss) from continuing operations attributable to NCR common stockholders	94	102	178	(202)
Loss from discontinued operations, net of tax	(2)	(4)	(2)	(4)
Net income (loss) attributable to NCR common stockholders	$92	$98	$176	$(206)
Net income (loss) per share attributable to NCR common stockholders:
Net income (loss) per common share from continuing operations
Basic	$0.76	$0.60	$1.41	$(1.19)
Diluted	$0.69	$0.59	$1.37	$(1.19)
Net income (loss) per common share
Basic	$0.74	$0.58	$1.40	$(1.22)
Diluted	$0.68	$0.57	$1.36	$(1.22)
Weighted average common shares outstanding
Basic	123.9	169.8	126.0	169.5
Diluted	155.4	172.3	156.8	169.5

(1) Diluted EPS is determined using the most dilutive measure, either including the impact of the dividends on NCR's Series A Convertible Preferred Shares in the calculation of net income or loss available to common stockholders or including the impact of the conversion of such preferred stock into common stock in the calculation of the weighted average diluted shares outstanding.

NCR CORPORATION REVENUE AND OPERATING INCOME SUMMARY (Unaudited) (in millions)	Schedule B

	For the Periods Ended September 30
	Three Months				Nine Months
	2016	2015	% Change	% Change Adjusted Constant Currency	2016	2015	% Change	% Change Adjusted Constant Currency
Revenue by segment
Software	$468	$434	8%	7%	$1,339	$1,288	4%	4%
Software Gross Margin Rate	51.1%	51.8%			51.0%	51.4%
Services	591	563	5%	6%	1,708	1,628	5%	7%
Services Gross Margin Rate	21.8%	21.7%			21.3%	21.4%
Hardware	618	616	—%	16%	1,694	1,777	(5)%	3%
Hardware Gross Margin Rate	19.9%	20.5%			18.0%	18.8%
Total Revenue	$1,677	$1,613	4%	10%	$4,741	$4,693	1%	5%
Gross Margin Rate	29.3%	29.3%			28.5%	28.7%
Operating income by segment
Software	$146	$135			$405	$382
% of Revenue	31.2%	31.1%			30.2%	29.7%
Services	56	49			139	133
% of Revenue	9.5%	8.7%			8.1%	8.2%
Hardware	28	30			32	45
% of Revenue	4.5%	4.9%			1.9%	2.5%
Subtotal-segment operating income	$230	$214			$576	$560
% of Revenue	13.7%	13.3%			12.1%	11.9%
Other adjustments (1)	41	46			123	563
Total income (loss) from operations	$189	$168			$453	$(3)

(1)	The following table presents the other adjustments for NCR:

	For the Periods Ended September 30
	Three Months		Nine Months
In millions	2016	2015	2016	2015
Restructuring / transformation costs	$8	$12	$23	$36
Acquisition-related amortization of intangible assets	31	31	95	94
Acquisition-related costs	2	2	5	7
OFAC and FCPA investigations	—	—	—	1
Pension mark-to-market adjustments	—	1	—	425
Total other adjustments	$41	$46	$123	$563

NCR CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited) (in millions, except per share amounts)	Schedule C

	September 30, 2016	June 30, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$318	$332	$328
Accounts receivable, net	1,387	1,362	1,251
Inventories	776	765	643
Other current assets	270	294	327
Total current assets	2,751	2,753	2,549
Property, plant and equipment, net	289	290	322
Goodwill	2,737	2,736	2,733
Intangibles, net	704	734	798
Prepaid pension cost	132	130	130
Deferred income taxes	546	564	582
Other assets	552	544	521
Total assets	$7,711	$7,751	$7,635
Liabilities and stockholders’ equity
Current liabilities
Short-term borrowings	$256	$259	$13
Accounts payable	718	676	657
Payroll and benefits liabilities	212	191	189
Deferred service revenue and customer deposits	471	535	476
Other current liabilities	345	356	446
Total current liabilities	2,002	2,017	1,781
Long-term debt	3,033	3,198	3,239
Pension and indemnity plan liabilities	709	702	696
Postretirement and postemployment benefits liabilities	127	128	133
Income tax accruals	169	174	167
Other liabilities	151	141	79
Total liabilities	6,191	6,360	6,095
Redeemable noncontrolling interests	10	9	16
Series A convertible preferred stock: par value $0.01 per share, 3.0 shares authorized, 0.9 shares issued and outstanding as of September 30, 2016 and 0.8 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	835	822	798
Stockholders' equity
NCR stockholders' equity:
Preferred stock: par value $0.01 per share, 100.0 shares authorized, no shares issued and outstanding as of September 30, 2016, June 30, 2016 and December 31, 2015, respectively	—	—	—
Common stock: par value $0.01 per share, 500.0 shares authorized, 124.0, 123.8 and 133.0 shares issued and outstanding as of September 30, 2016, June 30, 2016 and December 31, 2015, respectively	1	1	1
Paid-in capital	21	—	—
Retained earnings	822	730	869
Accumulated other comprehensive loss	(172)	(176)	(150)
Total NCR stockholders' equity	672	555	720
Noncontrolling interests in subsidiaries	3	5	6
Total stockholders' equity	675	560	726
Total liabilities and stockholders' equity	$7,711	$7,751	$7,635

NCR CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (in millions)	Schedule D

	For the Periods Ended September 30
	Three Months		Nine Months
	2016	2015	2016	2015
Operating activities
Net income (loss)	107	$99	$213	$(202)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss from discontinued operations	2	4	2	4
Depreciation and amortization	84	77	259	229
Stock-based compensation expense	16	12	45	32
Deferred income taxes	19	11	39	26
Gain on sale of property, plant and equipment and other assets	—	—	—	(1)
Loss on divestiture	—	—	1	—
Impairment of long-lived and other assets	—	—	2	16
Changes in assets and liabilities:
Receivables	(17)	(29)	(138)	(80)
Inventories	(5)	(32)	(128)	(86)
Current payables and accrued expenses	64	42	68	17
Deferred service revenue and customer deposits	(53)	(17)	78	72
Employee benefit plans	(12)	(19)	(38)	367
Other assets and liabilities	20	22	(34)	22
Net cash provided by operating activities	225	170	369	416
Investing activities
Expenditures for property, plant and equipment	(21)	(16)	(45)	(47)
Additions to capitalized software	(41)	(38)	(115)	(117)
Proceeds from divestiture	—	—	47	—
Other investing activities, net	—	3	(8)	—
Net cash used in investing activities	(62)	(51)	(121)	(164)
Financing activities
Short term borrowings, net	(3)	(28)	(2)	—
Payments on term credit facilities	(11)	(196)	(84)	(312)
Payments on revolving credit facilities	(305)	(369)	(736)	(977)
Borrowings on revolving credit facilities	150	369	856	881
Debt issuance costs	—	—	(8)	—
Repurchases of Company common stock	—	—	(250)	—
Proceeds from employee stock plans	4	1	10	12
Tax withholding payments on behalf of employees	—	—	(7)	(10)
Other financing activities	(2)	—	(2)	—
Net cash used in financing activities	(167)	(223)	(223)	(406)
Cash flows from discontinued operations
Net cash used in discontinued operations	(10)	(10)	(30)	(27)
Effect of exchange rate changes on cash and cash equivalents	—	(8)	(5)	(27)
Decrease in cash and cash equivalents	(14)	(122)	(10)	(208)
Cash and cash equivalents at beginning of period	332	425	328	511
Cash and cash equivalents at end of period	$318	$303	$318	$303